UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-39266	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	HCDI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 13, 2020, the Board of Directors (the “Board”) of Harbor Custom Development, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”), took action pursuant to the Company’s Amended and Restated Bylaws to expand the Board to six directors and appoint Wally Walker and Dennis Wong to fill the vacancies created by that expansion for a term that will expire at the next annual meeting of the Company’s shareholders. Mr. Wong will also serve as the chairperson of the Company’s Audit Committee.

The Nominating Committee recommended that the Board appoint Messrs. Walker and Wong as directors of the Company following a thorough assessment of their background and qualifications. Neither Mr. Walker nor Mr. Wong were appointed as a director pursuant to any arrangement or understanding with any person, and are not participants in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On October 19, 2020, the Company issued a press release announcing the election of Wally Walker’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release of Harbor Custom Development, Inc., dated October 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date: October 19, 2020	By:	/s/ Jeff Habersetzer
Jeff Habersetzer Corporate Secretary